N E W S

July 21, 2004

Beth Copeland - Media
(317) 269-1395
William J. Brunner - Shareholders & Analysts
(317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Announces Second Quarter Earnings

        (INDIANAPOLIS)        — First Indiana Corporation today announced earnings of $5.0 million, or $0.32 per diluted share, for the quarter ended June 30, 2004. This compares with a net loss of $1.7 million, or $0.11 per diluted share, for the second quarter of the previous year. Performance in the second quarter of 2003 was significantly impacted by commercial loan charge-offs, as previously disclosed. For the six months ended June 30, 2004, First Indiana’s earnings were $10.4 million, or $0.66 per diluted share, compared with $3.0 million, or $0.19 per diluted share, for the same period in 2003.

        Net interest margin was 3.37 percent for the second quarter of 2004, compared with 3.50 percent for the first quarter of 2004 and 3.86 percent for the second quarter of 2003. The decline in net interest margin from the first quarter of 2004 reflects a shift to short-term investments created by lower loans outstanding. The decline from the second quarter a year ago to the second quarter of 2004 also reflects the effects of lower loans outstanding,

First Indiana Announces Second Quarter Earnings
July 21, 2004

as well as the Federal Reserve Board’s 25 basis point rate cut late in the second quarter of 2003.

        Loans outstanding were $1.71 billion at June 30, 2004, compared with $1.90 billion one year ago. Business loans were down as a result of the corporation’s realignment of credit and limited demand in the central Indiana market due to the economic environment. Business loans decreased to $506.4 million at June 30, 2004, compared with $594.9 million one year ago. Consumer loans were down as a result of prepayments and an ongoing strategy to reposition the corporation’s balance sheet. Consumer loans outstanding were $542.9 million at June 30, 2004, compared with $639.0 million one year ago.

        Total deposits averaged $1.55 billion for the second quarter of 2004, compared with $1.59 billion for the second quarter of 2003. First Indiana’s average core demand and savings deposits increased 8.9 percent to $915.7 million from $840.7 million for the second quarter of 2003, and included increases in both retail and commercial core deposits. Savings deposits averaged $483.9 million for the second quarter of 2004, compared with $429.2 million for the second quarter of 2003, an increase of 12.8 percent. Certificates of deposit averaged $633.6 million for the second quarter of 2004, compared with $747.2 million for the second quarter of 2003, as a result of CDs being less attractive to consumers due to the low market interest rate.

        The provision for loan losses was $3.3 million for the second quarter of 2004, compared with $16.1 million for the same period of 2003. The provision for loan losses

First Indiana Announces Second Quarter Earnings
July 21, 2004

for the six months ended June 30, 2004 was $6.3 million, compared with $22.3 million for the same period of 2003. Net loan charge-offs for the second quarter of 2004 were $3.9 million, compared with $18.0 million for the second quarter of 2003. In the second quarter of 2003, loan charge-offs totaling $15.4 million were related to two commercial loan clients. Non-performing assets were $33.8 million at June 30, 2004, compared with $38.5 million at March 31, 2004, and $44.2 million at June 30, 2003. Allowance for loan losses to loans at the end of the second quarter was 3.07 percent, compared with 3.01 percent at the end of the first quarter of 2004 and 2.43 percent at the end of the second quarter of 2003.

        Non-interest income for the second quarter of 2004 was $14.4 million, compared with $12.5 million for the same period last year, an increase of 14.9 percent. There were several contributors to this increase, including steady growth in the fee businesses of consumer finance, Somerset and FirstTrust. Continued emphasis on the origination of consumer loans led to an increase in the gain on sale of loans, which totaled $3.2 million for the second quarter of 2004, compared with $2.9 million for the same period in 2003. Somerset fees were $2.7 million for the second quarter of 2004, compared with $2.5 million for the same period in 2003. Trust fees totaled $877,000 for the second quarter of 2004, compared with $709,000 for the same period in 2003. The corporation services loans for others to support its consumer finance operations. Loan servicing income was $371,000 for the second quarter of 2004, compared with a loan servicing expense of $168,000 for the

First Indiana Announces Second Quarter Earnings
July 21, 2004

second quarter of 2003. A decrease in the second quarter 2004 valuation allowance relating to capitalized loan servicing rights had a favorable impact on the quarter-to-quarter comparison of loan servicing results. Also contributing to the growth in non-interest income during the second quarter of 2004 was a $335,000 gain on the sale of land previously targeted for a new branch location.

        Non-interest expense was $20.4 million for the second quarter of 2004, compared with $19.7 million for the same period in 2003. The increase was primarily the result of rising employee benefit costs and increased compensation expense.

        The corporation’s capital continued to strengthen as evidenced by the ratio of shareholders’ equity to assets of 9.92 percent at June 30, 2004, compared with 9.85 percent at March 31, 2004, and 9.66 percent at June 30, 2003. The market value of the investment portfolio declined during the second quarter due to the rising interest rate environment. This decline is reflected in accumulated other comprehensive income – a component of shareholders’ equity – which was a loss of $2.0 million at June 30, 2004, compared with an income of $1.3 million at March 31, 2004, and $3.8 million at June 30, 2003.

        On April 20, 2004 First Indiana Corporation announced the election of Robert H. Warrington as president and chief operating officer of the corporation and president and chief executive officer of First Indiana Bank. Warrington joined First Indiana June 1, replacing Owen B. Melton, Jr., who retired at the end of 2003. Warrington has over 30 years of banking experience and was one of the key executives who built Old Kent Bank in

First Indiana Announces Second Quarter Earnings
July 21, 2004

Grand Rapids, Michigan, into a $23.8 billion financial services company.

        On June 29, 2004, the corporation also announced the appointment of David L. Maraman as the chief credit officer. Maraman had previously served in various management positions including acting chief credit officer. In addition, a thorough review of all business operations throughout the corporation has been undertaken and will be completed by the end of the third quarter.

        The corporation will host a conference call to discuss second quarter financial results on Thursday, July 22, at 8:00 a.m. EST (Indianapolis time.) To participate, please call (800) 278-9857 and ask for First Indiana second quarter earnings. A replay of the call will be available from 10:00 a.m. EST July 22, through midnight, July 29. To hear the replay, call (800) 642-1687 and use conference ID: 8013339.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with 32 offices in Central Indiana, plus construction and consumer loan offices in Indiana, Arizona, Florida, Illinois, North Carolina, and Ohio. First Indiana also originates consumer loans in 47 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment

First Indiana Announces Second Quarter Earnings
July 21, 2004

advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at http://www.firstindiana.com, which is not a part of this news release.

        Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. First Indiana intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe-harbor provisions. The ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are general economic conditions, unforeseen international political events, changes in interest rates (including reductions or increases in lending rates established by the Board of Governors of the Federal Reserve System), changes in consumers’investment decisions due to shifts in interest rates, loss of deposits and loans to other financial institutions, substantial changes in financial markets, changes in real estate values and the real estate market, changes in estimated values of loan servicing rights, regulatory changes, or unanticipated results in pending legal proceedings or regulatory filings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.

Financial Highlights
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2004	2003	2004	2003
Net Interest Income	$ 17,127	$ 20,250	$ 34,752	$ 39,791
Provision for Loan Losses	3,250	16,091	6,250	22,328
Non-Interest Income	14,399	12,534	29,197	26,453
Non-Interest Expense	20,384	19,661	41,289	39,420
Net Earnings (Loss)	5,003	(1,723)	10,408	3,005

Basic Earnings (Loss) Per Share	$ 0.32	$ (0.11)	$ 0.67	$ 0.19
Diluted Earnings (Loss) Per Share	0.32	(0.11)	0.66	0.19
Dividends Per Share	0.165	0.165	0.330	0.330

Net Interest Margin	3.37%	3.86%	3.43%	3.80%
Efficiency Ratio	64.66	59.97	64.57	59.51
Annualized Return on Average Assets	0.93	(0.31)	0.97	0.27
Annualized Return on Average Equity	9.46	(3.07)	9.82	2.69

Average Shares Outstanding	15,648,153	15,540,010	15,622,547	15,556,731
Average Diluted Shares Outstanding	15,801,765	15,540,010	15,819,591	15,682,268

	At June 30
	2004	2003
Assets	$ 2,137,679	$ 2,251,055
Loans	1,705,284	1,903,850
Deposits	1,502,717	1,545,584
Shareholders' Equity	211,958	217,501

Shareholders' Equity/Assets	9.92%	9.66%

Shareholders' Equity Per Share	$ 13.55	$ 13.99
Market Closing Price	19.06	17.16

Shares Outstanding	15,641,244	15,542,061

Condensed Consolidated Balance Sheets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	June 30 2004	March 31 2004	June 30 2003
Assets
Cash	$ 53,983	$ 48,448	$ 68,065
Interest-Bearing Due from Banks	54,495	35,463	8,949
Securities Available for Sale	216,213	212,220	156,421
Other Investments	25,509	25,248	24,316
Loans
Business	506,353	499,688	594,909
Consumer	542,946	572,546	638,982
Residential Mortgage	295,914	324,709	298,789
Single-Family Construction	183,788	187,381	203,735
Commercial Real Estate	176,283	175,482	167,435

Total Loans	1,705,284	1,759,806	1,903,850
Allowance for Loan Losses	(52,432)	(53,034)	(46,247)

Net Loans	1,652,852	1,706,772	1,857,603
Premises and Equipment	24,874	25,233	26,278
Accrued Interest Receivable	8,403	8,602	10,361
Loan Servicing Rights	5,673	5,716	8,368
Goodwill	37,042	37,042	36,940
Other Intangible Assets	4,262	4,441	4,989
Other Assets	54,373	51,690	48,765

Total Assets	$ 2,137,679	$ 2,160,875	$ 2,251,055

Liabilities
Non-Interest-Bearing Deposits	$ 291,653	$ 261,383	$ 253,571
Interest-Bearing Deposits
Demand Deposits	180,839	176,845	212,023
Savings Deposits	510,566	452,017	427,572
Certificates of Deposit	519,659	595,808	652,418

Total Interest-Bearing Deposits	1,211,064	1,224,670	1,292,013

Total Deposits	1,502,717	1,486,053	1,545,584
Short-Term Borrowings	121,225	123,754	150,832
Federal Home Loan Bank Advances	218,325	250,426	278,550
Subordinated Notes	46,596	46,565	24,322
Accrued Interest Payable	2,152	2,876	2,560
Advances by Borrowers for Taxes and Insurance	1,026	3,070	2,736
Other Liabilities	33,680	35,258	28,970

Total Liabilities	1,925,721	1,948,002	2,033,554

Shareholders' Equity
Common Stock	176	176	174
Capital Surplus	48,270	48,106	44,472
Retained Earnings	190,502	187,959	192,005
Accumulated Other Comprehensive Income (Loss)	(2,010)	1,251	3,755
Treasury Stock at Cost	(24,980)	(24,619)	(22,905)

Total Shareholders' Equity	211,958	212,873	217,501

Total Liabilities and Shareholders' Equity	$ 2,137,679	$ 2,160,875	$ 2,251,055

Condensed Consolidated Statements of Earnings
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Interest Income
Interest-Bearing Due from Banks	$ 126	$ 23	$ 146	$ 29
Federal Funds Sold	-	-	-	3
Securities Available for Sale	1,933	1,876	4,112	3,919
Dividends on Other Investments	238	316	582	654
Loans	22,780	27,318	46,352	55,076

Total Interest Income	25,077	29,533	51,192	59,681
Interest Expense
Deposits	5,173	6,449	10,565	13,840
Short-Term Borrowings	295	385	581	772
Federal Home Loan Bank Advances	1,644	2,216	3,615	4,817
Subordinated Notes	838	233	1,679	461

Total Interest Expense	7,950	9,283	16,440	19,890

Net Interest Income	17,127	20,250	34,752	39,791
Provision for Loan Losses	3,250	16,091	6,250	22,328

Net Interest Income After Provision for Loan Losses	13,877	4,159	28,502	17,463
Non-Interest Income
Deposit Charges	4,499	4,312	8,616	8,322
Loan Servicing Income (Expense)	371	(168)	285	(265)
Loan Fees	786	630	1,465	1,219
Trust Fees	877	709	1,753	1,435
Somerset Fees	2,709	2,531	7,635	7,230
Investment Product Sales Commissions	552	486	1,185	834
Sale of Loans	3,186	2,895	5,843	5,368
Sale of Investment Securities	-	-	280	7
Other	1,419	1,139	2,135	2,303

Total Non-Interest Income	14,399	12,534	29,197	26,453
Non-Interest Expense
Salaries and Benefits	12,274	11,378	25,246	23,541
Net Occupancy	1,180	1,243	2,411	2,392
Equipment	1,628	1,684	3,249	3,357
Professional Services	1,194	1,374	2,497	2,463
Marketing	584	629	1,178	1,246
Telephone, Supplies, and Postage	915	958	1,863	2,002
Other Intangible Asset Amortization	180	184	359	368
Other	2,429	2,211	4,486	4,051

Total Non-Interest Expense	20,384	19,661	41,289	39,420

Earnings (Loss) before Income Taxes	7,892	(2,968)	16,410	4,496
Income Taxes	2,889	(1,245)	6,002	1,491

Net Earnings (Loss)	$ 5,003	$ (1,723)	$ 10,408	$ 3,005

Basic Earnings (Loss) Per Share	$ 0.32	$ (0.11)	$ 0.67	$ 0.19

Diluted Earnings (Loss) Per Share	$ 0.32	$ (0.11)	$ 0.66	$ 0.19

Dividends Per Common Share	$ 0.165	$ 0.165	$ 0.330	$ 0.330

Net Interest Margin
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30, 2004			June 30, 2003

	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate

Assets
Interest-Bearing Due from Banks	$ 47,492	$ 126	1.07%	$ 6,920	$ 23	1.34%
Federal Funds Sold	-	-	-	77	-	1.23
Securities Available for Sale	216,463	1,933	3.57	151,759	1,876	4.94
Other Investments	25,428	238	3.74	23,896	316	5.28
Loans
Business	498,246	6,044	4.88	588,215	7,610	5.19
Consumer	570,784	8,520	5.97	661,132	10,971	6.65
Residential Mortgage	310,074	3,666	4.73	301,105	4,080	5.42
Single-Family Construction	186,580	2,163	4.66	207,140	2,357	4.56
Commercial Real Estate	179,060	2,387	5.36	160,757	2,300	5.74

Total Loans	1,744,744	22,780	5.24	1,918,349	27,318	5.71

Total Earning Assets	2,034,127	25,077	4.94	2,101,001	29,533	5.63
Other Assets	128,683			134,540

Total Assets	$ 2,162,810			$ 2,235,541

Liabilities and Shareholders’ Equity
Interest-Bearing Deposits
Demand Deposits	$ 187,898	$ 158	0.34%	$ 208,028	$ 308	0.59%
Savings Deposits	483,919	908	0.75	429,170	780	0.73
Certificates of Deposit	633,623	4,107	2.61	747,208	5,361	2.88

Total Interest-Bearing Deposits	1,305,440	5,173	1.59	1,384,406	6,449	1.87
Short-Term Borrowings	121,980	295	0.97	137,475	385	1.12
Federal Home Loan Bank Advances	192,269	1,644	3.44	232,077	2,216	3.83
Subordinated Notes	46,585	838	7.20	12,853	233	7.26

Total Interest-Bearing Liabilities	1,666,274	7,950	1.92	1,766,811	9,283	2.11
Non-Interest-Bearing Demand Deposits	243,874			203,461
Other Liabilities	40,059			40,323
Shareholders' Equity	212,603			224,946

Total Liabilities and Shareholders’ Equity	$ 2,162,810			$ 2,235,541

Net Interest Income/Spread		$ 17,127	3.02%		$ 20,250	3.52%

Net Interest Margin			3.37%			3.86%

Net Interest Margin
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Six Months Ended
	June 30, 2004			June 30, 2003
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate

Assets
Interest-Bearing Due from Banks	$ 27,636	$ 146	1.06%	$ 4,375	$ 29	1.33%
Federal Funds Sold	-	-	-	401	3	1.66
Securities Available for Sale	215,626	4,112	3.81	156,914	3,919	5.00
Other Investments	25,303	582	4.60	23,704	654	5.52
Loans
Business	499,226	12,219	4.92	577,177	14,841	5.19
Consumer	580,965	17,643	6.08	672,860	22,526	6.72
Residential Mortgage	310,570	7,452	4.80	300,140	8,315	5.54
Single-Family Construction	188,074	4,278	4.57	208,660	4,915	4.75
Commercial Real Estate	178,996	4,760	5.35	156,852	4,479	5.76

Total Loans	1,757,831	46,352	5.29	1,915,689	55,076	5.78

Total Earning Assets	2,026,396	51,192	5.07	2,101,083	59,681	5.71
Other Assets	124,787			135,137

Total Assets	$ 2,151,183			$ 2,236,220

Liabilities and Shareholders' Equity
Interest-Bearing Deposits
Demand Deposits	$ 184,982	$ 315	0.34%	$ 197,961	$ 598	0.61%
Savings Deposits	465,413	1,606	0.69	432,967	1,787	0.83
Certificates of Deposit	631,287	8,644	2.75	721,236	11,455	3.20

Total Interest-Bearing Deposits	1,281,682	10,565	1.66	1,352,164	13,840	2.06
Short-Term Borrowings	123,807	581	0.94	136,427	772	1.14
Federal Home Loan Bank Advances	215,749	3,615	3.37	270,999	4,817	3.58
Subordinated Notes	46,569	1,679	7.21	12,516	461	7.38

Total Interest-Bearing Liabilities	1,667,807	16,440	1.98	1,772,106	19,890	2.26
Non-Interest-Bearing Demand Deposits	233,220			198,730
Other Liabilities	37,688			40,476
Shareholders' Equity	212,468			224,908

Total Liabilities and Shareholders’ Equity	$ 2,151,183			$ 2,236,220

Net Interest Income/Spread		$ 34,752	3.09%		$ 39,791	3.45%

Net Interest Margin			3.43%			3.80%

Loan Charge-Offs and Recoveries
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Allowance for Loan Losses at Beginning of Period	$ 53,034	$ 48,178	$ 53,197	$ 44,469
Charge-Offs
Business	3,235	13,889	7,823	16,636
Consumer	1,053	1,135	2,454	2,785
Residential Mortgage	55	29	55	110
Single-Family Construction	-	3,640	-	3,923
Commercial Real Estate	-	22	-	22

Total Charge-Offs	4,343	18,715	10,332	23,476
Recoveries
Business	306	328	2,914	639
Consumer	180	234	341	420
Residential Mortgage	-	7	-	7
Single-Family Construction	5	124	62	151

Total Recoveries	491	693	3,317	1,217

Net Charge-Offs	3,852	18,022	7,015	22,259
Provision for Loan Losses	3,250	16,091	6,250	22,328
Allowance Related to Bank Acquired	-	-	-	1,709

Allowance for Loan Losses at End of Period	$ 52,432	$ 46,247	$ 52,432	$ 46,247

Net Charge-Offs to Average Loans (Annualized)	0.89%	3.77%	0.80%	2.34%
Allowance for Loan Losses to Loans at End of Period	3.07	2.43
Allowance for Loan Losses to Non-Performing Loans at End of Period	204.35	119.57

Non-Performing Assets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	June 30, 2004	March 31, 2004	June 30, 2003
Non-Performing Loans
Non-Accrual Loans
Business	$ 10,712	$ 9,588	$ 10,966
Consumer	7,515	7,345	8,323
Residential Mortgage	1,990	2,363	2,718
Single-Family Construction	789	7,738	8,833
Commercial Real Estate	3,016	4,479	5,440

Total Non-Accrual Loans	24,022	31,513	36,280

Accruing Loans Past Due 90 Days or More
Business	178	1,227	482
Consumer	1,459	1,885	1,915

Total Accruing Loans Past Due 90 Days or More	1,637	3,112	2,397

Total Non-Performing Loans	25,659	34,625	38,677
Foreclosed Assets	8,182	3,923	5,473

Total Non-Performing Assets	$ 33,841	$ 38,548	$ 44,150

Non-Performing Loans to Loans at End of Period	1.50%	1.97%	2.03%
Non-Performing Assets to Loans and Foreclosed Assets at End of Period	1.98	2.19	2.31